UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2010

Birch Branch, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-126654	84-1124170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Henan Shuncheng Group Coal Coke Co., Ltd.
Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:	+86 372 323 7890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, the Board of Directors of Birch Branch, Inc. (the “Company”) appointed Wang Feng, a director of the Company and the Company’s Chief Executive Officer, as President of the Company.  Wang Feng became the Company’s Chief Executive Officer on June 28, 2010 in connection with the closing of the share exchange transaction previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2010 (the “July Form 8-K”).  Wang Feng became a director of the Company on July 13, 2010, the expiration of the 10 day period following the filing by the Company of the Schedule 14F with the SEC on July 2, 2010, also in connection with the closing of the share exchange transaction.

Other information required by this Item 5.02 has been previously reported by the Company in the July Form 8-K, which information is incorporated herein by reference in response to this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 17, 2010

BIRCH BRANCH, INC.
By:	/s/ Wang Feng
Name: Wang Feng
Title: Chief Executive Officer